Exhibit (99)

                                                  State or Other
                                                  Jurisdiction
Subsidiaries of Owens-Corning                     Under the Laws of
Fiberglas Corporation (06/30/94)                  Which Organized
- --------------------------------------------      ---------------

Barbcorp, Inc.                                    Delaware
Dansk-Svensk Glasfiber A/S                        Denmark
Deutsche Owens-Corning Glasswool GmbH             Germany
Eric Company                                      Delaware
European Owens-Corning Fiberglas                  Belgium
Fiberglas Canada Inc.                             Canada
Fiberglas Comercial Exportadora                   Brazil
     e Importadora Ltda.
IPM Inc.                                          Delaware
Kitsons Insulation Products Ltd.                  United Kingdom
Matcorp, Inc.                                     Delaware
N. V. Owens-Corning S.A.                          Belgium
O/C/FIRST CORPORATION                             Ohio
OCFOGO, Inc.                                      Delaware
OCFSC, Inc.                                       U.S. Virgin Islands
O.C. Funding B.V.                                 The Netherlands
O/C/SECOND CORPORATION                            Delaware
Owens-Corning A/S                                 Norway
Owens-Corning Building Products (U.K.) Ltd.       United Kingdom
Owens-Corning Cayman Limited                      Cayman Islands
Owens-Corning Changchun Guan Dao Company Ltd.     PRC China
Owens-Corning Fiberglas A.S. Limitada             Brazil
Owens-Corning Fiberglas Deutschland GmbH          Germany
Owens-Corning Fiberglas Espana, S.A.              Spain
Owens-Corning Fiberglas France, S.A.              France
Owens-Corning Fiberglas (G.B.) Ltd.               United Kingdom
Owens-Corning Fiberglas (Italy) S.r.l.            Italy
Owens-Corning Fiberglas Norway A/S                Norway
Owens-Corning Fiberglas S.A.                      Uruguay
Owens-Corning Fiberglas Sweden AB                 Sweden

Owens-Corning Fiberglas Sweden Inc.               Sweden
Owens-Corning Fiberglas Technology Inc.           Illinois
Owens-Corning Fiberglas (U.K.) Ltd.               United Kingdom
Owens-Corning Fiberglas (Guangzhou) Fiberglas
  Co. Ltd.                                        PRC China
Owens-Corning Holdings Limited                    Cayman Islands
Owens-Corning Isolation France S.A.               France
Owens-Corning Overseas Holdings, Ltd.             Delaware
Owens-Corning (Overseas) Management Limited       Cyprus
Owens-Corning Real Estate Corporation             Ohio
Owens-Corning Veil Netherlands B.V.               The Netherlands
Owens-Corning Veil U.K., Ltd.                     United Kingdom
Owens-Corning Vertriebs GmbH                      Germany
Palmetto Products, Inc.                           Delaware
Scanglas Ltd.                                     United Kingdom
THB Development, Inc.                             Delaware
UC Industries, Inc.                               Delaware
Willcorp, Inc.                                    Delaware
Wrexham A.R. Glass Ltd.                           United Kingdom